UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Marshall Edwards, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

October 22, 2009

Dear Marshall Edwards Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of the Stockholders of Marshall Edwards, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, December 8, 2009, commencing at 1:00 p.m. (local time) at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178. We look forward to meeting with as many of our stockholders as possible.

At the meeting, we will (i) elect one director, (ii) act upon a proposal to ratify the appointment of our independent auditor for the fiscal year ending June 30, 2010 and (iii) consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

The Company’s Annual Report for the fiscal year ended June 30, 2009 is being mailed to you together with the enclosed proxy materials.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend in person, you are invited to complete, sign, date and return the enclosed proxy in the envelope provided.

Yours sincerely,

Christopher Naughton
President and Chief Executive
Officer

Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

Notice of Annual Meeting of Stockholders
To Be Held on Tuesday, December 8, 2009

October 22, 2009

To the Stockholders of Marshall Edwards, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Marshall Edwards, Inc., a Delaware corporation, has been called and will be held on Tuesday, December 8, 2009, at 1:00 p.m. (local time) at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178, for the following purposes:

1. to elect one member to the Board of Directors;

2. to ratify the appointment of our independent auditor for the fiscal year ending June 30, 2010; and

3. to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on October 15, 2009, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

ORDER OF THE BOARD OF DIRECTORS

David R. Seaton
Chief Financial Officer and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. YOU MAY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE (NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES).

i

MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Marshall Edwards, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Tuesday, December 8, 2009 (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about October 22, 2009.

The close of business on October 15, 2009 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, $0.00000002 par value per share (the “Common Stock”) as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 73,463,233 shares of Common Stock outstanding and entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON TUESDAY, DECEMBER 8, 2009.

The Proxy Statement, the Company’s Annual Report for the fiscal year ended June 30, 2009 and the directions to the Annual Meeting are available at http://www.proxydocs.com/mshl.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a registered stockholder) you can vote your shares in person at the Annual Meeting or you can vote by proxy by completing and returning the enclosed proxy card. Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on December 7, 2009. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

If you are a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote your shares according to the voting instructions that you receive from your broker, bank or nominee.

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, the nominee for director must receive a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting, to be elected as a director. The proposal to ratify the appointment of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd (“BDO Kendalls A&A”) as the Company’s independent auditor for the fiscal year ended June 30, 2010 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting.

With regard to the election of the director, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of the director. You may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO Kendalls A&A as the Company’s independent auditor. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO Kendalls A&A as the Company’s independent auditor.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEE TO SERVE AS DIRECTOR OF THE COMPANY UNTIL THE ANNUAL STOCKHOLDERS MEETING IN 2012 AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED AND (II) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO KENDALLS A&A AS THE COMPANY’S INDEPENDENT AUDITOR. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated Professor Bryan Williams to serve as director for a term to expire at the 2012 annual meeting of stockholders and until his respective successor has been elected and qualified.

The Company’s restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors on the Board of Directors is currently fixed at five. Also, under the Company’s restated certificate of incorporation and amended and restated bylaws, the Company’s Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. Currently there are two directors whose terms expire in 2011, two directors whose terms expire in 2010 and one director whose term expires at the Annual Meeting.

Professor Williams is a member of the class of directors whose term expires at the Annual Meeting. Mr. Stephen Breckenridge, who was also a member of the class of directors whose term expires at the Annual Meeting, resigned as a member of the Board of Directors effective December 15, 2008.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, the nominee for director must receive a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting to be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of the director.

Nominee

The following table sets forth information, as of October 15, 2009, regarding the nominee.

		Positions Held
Name	Age	with Company

Professor Bryan Williams	60	Non-Executive Chairman of the Board of Directors

Business Experience of Nominee

Professor Bryan Williams, age 60, Director
B.Sc. (Hons)(Microbiology) and PhD (Microbiology)

Professor Williams has been a director of the Company since March 2006. Professor Williams has been the non-executive Chairman of the Board of Directors since November 2006. Since January 1, 2006, Professor Williams has been the director of the Monash Institute of Medical Research in Melbourne, Australia. From 1991 to 2005, Professor Williams was Chairman of the Department of Cancer Biology, Lerner Research Institute, The Cleveland Clinic Foundation, Cleveland, Ohio. From 1993 to 2005, Professor Williams was Professor, Department of Genetics at Case Western Reserve University, Cleveland, Ohio. From 1998 to 2005, Professor Williams was an Associate Director of the Case Comprehensive Cancer Center in Cleveland, Ohio. He is an Honorary Fellow of the Royal Society of New Zealand. Professor Williams’ term as a director of the Company expires at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF PROFESSOR BRYAN WILLIAMS AS DIRECTOR OF THE COMPANY.

Business Experience of Members of the Board of Directors Continuing in Office

Members Whose Terms Expire at the 2010 Annual Meeting of Stockholders

Mr. Philip Johnston, age 61, Director
Dip Eng (Production)

Mr. Johnston has been a director of the Company since April 2001. Mr. Johnston has more than 25 years of experience in the pharmaceutical industry. He has been a non-executive director of Novogen, Limited, the Company’s parent (“Novogen”), since 1997 and chairman of Novogen since January 2001. Mr. Johnston was a non-executive director of LIPA Pharmaceuticals Limited from June 2004 until November 2007, at which time LIPA Pharmaceuticals Limited ceased to be a public company. He is also the managing director of Qualcare Management Pty. Ltd. Mr. Johnston has been a director of Glycotex, Inc. (“Glycotex”), a subsidiary of Novogen, since September 2005. From June 1988 to September 1997, Mr. Johnston was an executive director of Wellcome Australia Limited. He was previously a director of two subsidiary companies of GlaxoWellcome. Mr. Johnston has had responsibility for production, distribution, quality assurance and consumer product development and has been directly involved in the establishment of strategic alliances and joint ventures. Mr. Johnston has completed a number of executive development programs including programs at the University of New South Wales and the London Business School.

Professor Paul John Nestel, age 79, Director
AO, MD, FTSE, FRACP, FAHA, FCSANZ

Professor Nestel has been a director of the Company since April 2001. Professor Nestel has been a non-executive director of Novogen since September 2001. He is currently on the Senior Faculty at the Baker Heart Research and Diabetes Institute, Melbourne. Professor Nestel is also a Consultant Physician at the Alfred Hospital, Melbourne, a position which he has held since 1977. He is Honorary Professor of Medicine at Deakin University, Melbourne. He was formerly Clinical Professor in Medicine, The Flinders University of South Australia. Professor Nestel has been closely involved in national and international pharmaceutical trials of cardiovascular drugs. He has been, and remains, a member of many national and international committees for research and policy on cardiovascular disease. He has published over 420 scientific and medical papers and is a Fellow of the Australian Academy of Technological Sciences and Engineering, the Royal Australasian College of Physicians, a Fellow of the American Heart Association and a Fellow of the Cardiac Society of Australia and New Zealand. Professor Nestel is an Officer of the Order of Australia and recipient of the Centenary Medal.

Members Whose Terms Expire at the 2011 Annual Meeting of Stockholders

Mr. Christopher Naughton, age 56, Director
BEc, LLB

Mr. Naughton has been President, Chief Executive Officer and director of the Company since the Company’s inception in December 2000. Mr. Naughton has been the Managing Director of Novogen since March 1997. Mr. Naughton was appointed Chairman of Glycotex in September 2005. Mr. Naughton received degrees in Economics from the Australian National University and in Law from the University of New South Wales. He completed the Program for Management Development at the Harvard Business School and is admitted to practice as an attorney in New South Wales. After working in merchant banking, he has spent over 20 years in the pharmaceutical industry including appointments as a director of Wellcome Australia Limited, and Glaxo-Wellcome in world-wide business development in the United Kingdom.

Ms. Leah Cann, age 49, Director

Ms. Cann has been a director of the Company and chairperson of the Audit Committee since March, 2009 when she was appointed by the Board of Directors to fill the vacancy caused by the resignation of Mr. William D. Rueckert. Ms. Cann is the President of Leah Rush Cann Research and Consulting, LLC, a Newport, Rhode Island-based cancer and consulting organization which she founded in 2003. She was a research scientist with Memtec Corporation from 1984 to 1986. Ms. Cann was a research analyst with CIBC Oppenheimer from 1992 to 1999. From 1999 to 2000, she was a health care analyst with Cadence Capital, an asset manager based in Boston, Massachusetts. Ms. Cann was a senior biotechnology analyst with Wachovia Securities from 2000 to 2003. In both

1995 and 1996, The Wall Street Journal recognized Ms. Cann as an All-Star analyst. Ms. Cann received a B.A. in art history and chemistry and an M.B.A from Stetson University. She was a post-baccalaureate at the College of William and Mary and a post-graduate at Columbia University. Ms. Cann has been a trustee and member of several committees of International House in New York City for more than 10 years.

Resignation of Directors

Mr. Stephen Breckenridge, whose term as a member of the Board of Directors would otherwise have expired at the Annual Meeting, resigned as a member of the Company’s Board of Directors effective December 15, 2008. Mr. Breckenridge was chairperson of the Audit Committee and a member of the Compensation Committee.

Mr. William D. Rueckert, whose term as a member of the Board of Directors would have otherwise expired at the annual meeting of stockholders in 2011, resigned as a member of the Company’s Board of Directors effective March 19, 2009. Mr. Rueckert was chairperson of the Audit Committee.

Information About the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of the Company.

Three of the five members of the Board of Directors are also currently directors of Novogen. The Company is a “controlled company” within the meaning given to that term by the Nasdaq Stock Market (“Nasdaq”) because Novogen owns more than 50% of the Company’s voting power. As a controlled company, the Company is exempt from the requirement that the Company’s Board of Directors be composed of a majority of independent directors, however, a majority of the members of the Board of Directors are independent in accordance with Nasdaq requirements.

The Board of Directors held a total of 12 meetings during the fiscal year ended June 30, 2009. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which each incumbent director served, in each case during the periods in which he served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephone and other communications with each other and with the executive officers. As required under Nasdaq listing standards, the independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors. All of the directors are expected to attend the Annual Meeting. All of the Company’s directors attended the annual stockholders meeting held in 2008 with the exception of Professor Williams.

The Board has established an Audit Committee to oversee the Company’s financial matters and a Compensation Committee to review the performance of executive directors and their compensation.

Audit Committee

The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and the Company’s internal control procedures. The members of the Audit Committee are Ms. Leah Cann (chairperson), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul John Nestel, all of whom are independent as defined by applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Ms. Cann is an “audit committee financial expert” as defined by SEC rules. The Company’s has adopted an Audit Committee Charter which is posted on the Company’s website at www.marshalledwardsin.com.

The Audit Committee held 5 meetings during the fiscal year ended June 30, 2009.

Compensation Committee

The Compensation Committee generally reviews the performance of the executive directors and sets their compensation. The Compensation Committee also has the power to make recommendations to the full Board of Directors concerning the allocation of stock options to directors and employees. The compensation and terms of appointment of non-executive directors are set by the Board of Directors. The Compensation Committee does not have a charter. The members of the Compensation Committee are Mr. Philip Johnston, Professor Bryan Williams and Professor Paul John Nestel.

Because the Company has no employees and no compensation was paid directly to the Chief Executive Officer or to any of the other executive officers of the Company, there were no meetings of the Compensation Committee held during the fiscal year ended June 30, 2009.

Nominating Committee

As a “controlled company”, the Company is not subject to the Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board of Directors and (ii) each Nasdaq-listed company to have a formal written charter or resolutions by the Board of Directors addressing the nominating process. Accordingly, during the fiscal year ended June 30, 2009, the Company did not have a separately established Nominating Committee. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Nominating Committee.

The duties and responsibilities typically delegated to a nominating committee are included in the responsibilities of the entire Board of Directors. The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by members of the Board, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by the Board of Directors may do so by submitting the candidate’s name, resume and biographical information to the attention of David R. Seaton, Secretary, Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales, 2113, Australia, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2010 Annual Meeting.” All proposals for nomination received by the Secretary of the Company will be presented to the Board of Directors for consideration.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•	Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Board of Directors and cannot be measured in a quantitative way.

Director Independence

The Company’s Board of Directors has determined the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each nominee, the Company’s Board of Directors has determined that each of Mr. Philip Johnston, Professor Paul John Nestel, Professor Bryan Williams and Ms. Leah Cann have no material relationship with the Company and are “independent” within the meaning of Nasdaq’s director independence standards, Audit Committee independence standards and Compensation Committee independence standards, as currently in effect. Christopher Naughton, as President and Chief Executive Officer of the Company, is not considered independent in accordance with Nasdaq’s requirements.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Marshall Edwards, Inc., 140 Wicks Road, North Ryde NSW 2113, Australia. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

Background

The Audit Committee has selected BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd (“BDO Kendalls A&A”) as independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2010. The Board of Directors is submitting the appointment of BDO Kendalls A&A to the stockholders for ratification as a matter of good corporate practice.

BDO Kendalls A&A served as the Company’s independent auditor for the fiscal year ended June 30, 2009.

BDO Kendalls NSW (“BDO Kendalls”) served as the Company’s independent auditor for the fiscal years ended June 30, 2008 and June 30, 2007.

Effective as of October 10, 2008, the Audit Committee engaged BDO Kendalls A&A as the independent auditors to audit the Company’s financial statements for the fiscal year ended June 30, 2009. The Audit Committee approved the appointment of BDO Kendalls A&A to replace BDO Kendalls who resigned concurrent with the appointment of BDO Kendalls A&A effective October 10, 2008.

Each of BDO Kendalls A&A and BDO Kendalls are Member Firms of BDO International. The engagement of BDO Kendalls A&A and the concurrent resignation of BDO Kendalls as the Company’s independent auditor resulted from the reorganization of BDO Kendalls pursuant to which the audit services previously provided by BDO Kendalls are now performed by BDO Kendalls A&A. The reports of BDO Kendalls on the Company’s balance sheets as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008 and June 30, 2007, and for the period from December 1, 2000 (inception) through June 30, 2008, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, there were no disagreements with BDO Kendalls on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Kendalls, would have caused BDO Kendalls to make reference to the subject matter of the disagreement in connection with their reports on the Company’s balance sheets as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008 and June 30, 2007, and for the period from December 1, 2000 (inception) through June 30, 2008.

During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the above disclosures to BDO Kendalls and requested that BDO Kendalls furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated October 13, 2008, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K on October 14, 2008.

Prior to the engagement of BDO Kendalls A&A, neither the Company nor anyone on behalf of the Company consulted with BDO Kendalls A&A during the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that BDO Kendalls concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Neither representatives of BDO Kendalls A&A nor BDO Kendalls are expected to be present at the Annual Meeting.

Required Vote

The ratification of the appointment of BDO Kendalls A&A as the Company’s independent auditor for the fiscal year ended June 30, 2010 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO Kendalls A&A as the Company’s independent auditor. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO Kendalls A&A as the Company’s independent auditor for the fiscal year ended June 30, 2009. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent auditor at any time if it determines that such a change would be in the Company’s stockholders’ best interest.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO KENDALLS A&A TO ACT AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

At the present time, the services of Christopher Naughton, the Company’s President and Chief Executive Officer, and David R. Seaton, the Company’s Chief Financial Officer and Secretary, are provided to the Company by Novogen pursuant to a services agreement described in this Proxy Statement under the heading “Certain Relationships and Related Transactions.” The Company does not directly pay Messrs. Naughton and Seaton for their services. The Company has no other executive officers or employees. In the future, should the services agreement with Novogen be terminated, or should the Company hire executive officers whose services are not covered by the services agreement, the Company’s Compensation Committee expects to align compensation paid to executive officers on both a long and short term basis in the form of cash salaries and the issuance of stock options under the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan. Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Executive Officers

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of October 15, 2009.

Name	Age	Positions Held

Christopher Naughton	56	President and Chief Executive Officer
David R. Seaton	55	Chief Financial Officer and Secretary

See “Proposal No. 1 — Election of Directors” for biographical information regarding Mr. Naughton.

David R. Seaton
B Bus, M Com, CPA

Mr. Seaton has been the Company’s Chief Financial Officer and Secretary since December 2000 and has been Chief Financial Officer of Novogen since September 1999. Mr. Seaton has been a director and Secretary of Glycotex since September 2005 and the Chief Financial Officer of Glycotex since October 2006. He holds a degree in Business Studies as well as a Master of Commerce Degree from the University of New South Wales. Mr. Seaton has completed management development programs at Northwestern University in Chicago as well as Duke University and the London Business School. He has over 20 years experience in the pharmaceutical industry. Prior to joining Novogen in 1999, Mr. Seaton was Finance Director of GlaxoWellcome Australia Limited from 1995 to 1999.

Compensation of Executive Officers

The Company’s current executive officers, Christopher Naughton and David R. Seaton, are also executive officers of Novogen and do not receive any compensation directly from the Company in performing their duties as executive officers of the Company. As stated under the heading “Compensation Discussion and Analysis” the services of Christopher Naughton and David R. Seaton are provided to the Company pursuant to the Company’s services agreement with Novogen.

Grants of Plan Based Awards

The Company did not grant any share options under the Marshall Edwards, Inc. Share Option Plan during its term. The Marshall Edwards, Inc. Share Option Plan terminated effective December 9, 2008.

The Company adopted the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan effective December 9, 2008. During the fiscal year ended June 30, 2009, the Company did not issue any awards to its executives under the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan.

Compensation of Directors

The following table provides details of the fees paid to directors of the Company for the fiscal year ending June 30, 2009. Due to the impact of the global financial crisis and the need for the Company to conserve cash, the Company’s directors voluntarily reduced directors’ fees and other compensation by 20% effective February 10, 2009.

	Fees Earned or Paid
Name	in Cash($)(1)		All Other Compensation($)			Total A($)		Total US($)(4)

Bryan Williams	A$	41,625	A$	13,875	(2)	A$	55,500	US $	44,705
Philip Johnston	A$	41,625		—		A$	41,625	US $	33,528
Paul John Nestel	A$	41,625		—		A$	41,625	US $	33,528
Stephen Breckenridge	A$	20,627	A$	4,583	(3)	A$	25,210	US $	20,307
William D. Rueckert	A$	32,625		—		A$	32,625	US $	26,279
Leah Cann	A$	9,000		—		A$	9,000	US $	7,250

(1)	The Company’s non-executive directors receive A$36,000 per annum effective February 10, 2009, which represents a reduction of A$9,000 per annum from A$45,000 per annum in connection with their services.

(2)	Bryan William received A$13,875 in connection with his services as non-executive Chairman of the Board of Directors. The annual fee for services as non-executive Chairman of the Board of Directors has been reduced from A$15,000 to A$12,000 effective February 10, 2009

(3)	Stephen Breckenridge received A$4,583 for his services as chairperson of the Audit Committee from July 1, 2008 through December 15, 2008, at which time Mr. Breckenridge resigned as a member of the Board of Directors. Effective December 15, 2008, no amounts are paid in connection with services as chairperson of the Audit Committee.

(4)	Represents amount paid in US$ based upon an exchange rate of US$0.8055 /A$1.00 as quoted by the Federal Reserve Bank of New York at June 30, 2009.

Christopher Naughton, President and Chief Executive Officer of the Company, does not receive any compensation for performing his duties as a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s Common Stock as of October 15, 2009 by (i) each person known to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s officers’ and directors’ and (iii) the Company’s officers and directors as a group.

	Amount & Nature of	Percentage of Shares
Beneficial Owner	Beneficial Ownership	Beneficially Owned (4)**

Novogen(1)	52,408,295	71.3%
OppenheimerFunds, Inc.(2)	8,671,776	11.8%
Oppenheimer International Growth Fund(3)	4,965,704	6.8%
Josiah T. Austin(4)	4,611,843	6.2%
El Coronado Holdings, L.L.C.(5)	4,603,843	6.2%
Christopher Naughton(6)	5,000	*
Philip Johnston(7)	10,000	*
Bryan Williams(8)	5,000	*
Paul Nestel(9)	4,000	*
William D. Rueckert(10)	20,849	*
Leah Cann	0	*
David R. Seaton(11)	5,000	*
All directors and executive officers as a group (7 individuals)	49,849	*

*	Less than 1%

**	Based upon 73,463,233 shares of the Company’s Common Stock outstanding as of October 15, 2009. Shares of common stock subject to warrants that are currently exercisable or exercisable within 60 days of October 15, 2009 are deemed outstanding in addition to 73,463,233 shares of common stock outstanding as of October 15, 2009 for purposes of computing the percentage ownership of the person holding the warrants but are not deemed exercisable for computing the percentage ownership of any other person.

(1)	Derived from a Schedule 13D filed on August 7, 2008 by Novogen. Novogen is the beneficial owner of 52,408,295 shares of Common Stock. The business address of Novogen is 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(2)	Derived from Amendment No. 3 to Schedule 13D filed by Oppenheimer Funds, Inc. on January 27, 2009. Oppenheimer Funds, Inc., an investment advisor, is the beneficial owner of 8,671,766 shares of Common Stock, which includes shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. OppenheimerFunds, Inc. exercises shared voting and investment control with respect to the shares. The business address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(3)	Derived from Amendment No. 3 to Schedule 13D filed by Oppenheimer International Growth Fund on January 27, 2009. Oppenheimer International Growth Fund is the beneficial owner of 4,965,704 shares of Common Stock, which includes shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. Oppenheimer International Growth Fund exercises shared voting and investment control with respect to the shares. The business address of Oppenheimer International Growth Fund is 6803 S. Tuscon Way, Centennial, Colorado 80122.

(4)	Derived from Schedule 13D filed by Josiah T. Austin on November 13, 2007. Mr. Austin is the beneficial owner of 4,611,843 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. Mr. Austin shares voting and investment control with respect to 4,603,843 of the shares. Mr. Austin’s business address is 4673 Christopher Place, Dallas, Texas 75204.

(5)	Based upon information provided to us by El Coronado Holdings, L.L.C. (“El Coronado”). El Coronado is the beneficial owner of 4,603,843 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. El Coronado shares voting and investment control with respect to the shares. Josiah T. Austin is the sole managing member of El Coronado. The business address of El Coronado is 4673 Christopher Place, Dallas, Texas 75204.

(6)	Christopher Naughton is the beneficial owner of 5,000 shares of Common Stock which are held in the name of The Naughton Family Superannuation Fund. Mr. Naughton exercises shared voting and investment control with respect to such shares. Mr. Naughton’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113 Australia.

(7)	Philip A. Johnston is the beneficial owner of 10,000 shares of Common Stock which are held in the name of Qualcare Management Pty Ltd AFT The Johnston Superannuation Fund. Mr. Johnston exercises shared voting and sole investment control with respect to the shares. Mr. Johnston’s business address is 140 Wicks Road, North Ryde, New South Wales 2113 Australia.

(8)	Professor Bryan Williams is the beneficial owner of 5,000 shares of Common Stock. Professor Williams exercises sole voting and investment control with respect to the shares. Mr. Williams’ business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(9)	Professor Paul Nestel is the beneficial owner of 4,000 shares of Common Stock. Professor Nestel exercises sole voting and investment control with respect to the shares. Professor Nestel’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(10)	William D. Rueckert is the beneficial owner of 20,849 shares of Common Stock. Mr. Rueckert exercises sole voting and investment control with respect to the shares. Mr. Rueckert’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(11)	David R. Seaton is the beneficial owner of 5,000 shares of Common Stock. Mr. Seaton exercises sole voting and investment control with respect to the shares. Mr. Seaton’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s agreements with its parent corporation Novogen are each summarized below. As Novogen is the Company’s parent corporation, each of the Company’s agreements with Novogen are considered related party transactions. The Company’s Code of Business and Ethics provides that the Company’s Audit Committee, which is composed of independent directors in accordance with both Nasdaq and SEC guidelines, review and approve all related party transactions. As such, each of these agreements were reviewed and approved by the majority of the members of the Company’s Audit Committee who did not have an interest in the transactions. The Company believes that each of the Company’s agreements with Novogen is on terms as favorable to the Company as the Company could have obtained from unaffiliated third parties. The following description is only a summary of what the Company believes are the material provisions of the agreements.

The License Agreement for Phenoxodiol, as amended

In September 2003, Novogen’s subsidiary, Novogen Research Pty Limited (“Novogen Research”), entered into a license agreement with the Company’s subsidiary, Marshall Edwards Pty Limited (“MEPL”), pursuant to which Novogen Research granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute phenoxodiol products (the “Phenoxodiol License Agreement”). The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Phenoxodiol License Agreement. See “Guarantee and Indemnity Agreement.” The Phenoxodiol License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world, which the Company expects will be no earlier than August 29, 2017, and thereafter is non-exclusive for the remainder of the term of the agreement. The Phenoxodiol License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of phenoxodiol products in the field of prevention, treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications (the “Field”). The Company is obliged to continue current and undertake further clinical trials of phenoxodiol, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally and must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of phenoxodiol products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compound, trial protocols, results of the clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the phenoxodiol product which are made or acquired by either party.

The Company may not sub-license, sub-contract, or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize phenoxodiol products under the Phenoxodiol License Agreement in any manner the Company thinks fit, so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations, complies with reasonable directions given by Novogen, acts in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen, and otherwise acts in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $5,000,000 to Novogen in February 2004 which was the first lump sum license fee payment due under the terms of the Phenoxodiol License Agreement. Also, MEPL paid $2,000,000 to Novogen in January 2005 and $4,000,000 in January 2006 which were the annual milestone license fee payments due under the Phenoxodiol License Agreement. MEPL paid a second lump sum license fee of $5,000,000 to Novogen in July 2006 following the raising of funds in a private placement closed on July 11, 2006 (the “PIPE”). This license fee was due on the later of November 1, 2003 or such later date when the cumulative total of all funds received from debt or equity issuances and revenue received from commercialization (income other than sales) and sales of phenoxodiol products exceeded $50,000,000. Following the PIPE, the funds received from equity issuances exceeded $50,000,000 which triggered this license fee payment. Future amounts payable to Novogen under terms of the Phenoxodiol License Agreement are as follows:

1. Until the expiration of the exclusivity period of the license, MEPL must pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period of the license, 1.5% of net sales must be paid to Novogen. The preconditions to such payments have not yet occurred.

The “Exclusivity Period” ends on the later of:

(a) the date of expiration or lapsing of the last patent right in the patents and patent applications set out in the license agreement with Novogen; or

(b) the date of expiration or lapsing of the last licensed patent right which MEPL would, but for the license granted in the license agreement, infringe in any country in the geographical territory covered by the license agreement by doing in that country any of the things set out in the license agreement.

2. In addition to the amounts above, the Phenoxodiol License Agreement was amended in June 2006 and April 2007 to provide that upon the earliest receipt by MEPL of the first:

(i) approval by the U.S. Food and Drug Administration (the “FDA”) of a New Drug Application (“NDA”) for phenoxodiol;

(ii) approval or authorization of any kind to market phenoxodiol in the U.S.; or

(iii) approval or authorization of any kind by a government agency in any other country to market phenoxodiol.

MEPL will be required to pay Novogen Research Pty Limited $8,000,000, together with interest on such amount from (and including) December 31, 2006 to (but excluding) the Approval Date. Thereafter, MEPL will be required to make license milestone fee payments of $8,000,000 to Novogen Research Pty Limited on December 31 of the year of the Approval Date and on December 31 of each year thereafter during the exclusivity period under the Phenoxodiol License Agreement.

No license fees have been accrued in respect of phenoxodiol at June 30, 2009.

Termination

The Company may terminate the Phenoxodiol License Agreement at any time, by giving three months’ notice to Novogen. The Company may also terminate the Phenoxodiol License Agreement if Novogen commits a breach of any of its material obligations under the Phenoxodiol License Agreement, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the Phenoxodiol License Agreement if the Company commits a breach of any of the Company’s material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the Phenoxodiol License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

The License Agreement for NV-196 and NV-143

In May 2006, MEPL entered into a second license agreement with Novogen Research for two oncology compounds, NV-196 and NV-143 (the “NV-196 and NV-143 License Agreement”). Pursuant to the terms of the NV-196 and NV-143 License Agreement, Novogen Research has granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute NV-196 and NV-143 products. The NV-196 and NV-143 License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world and thereafter is non-exclusive. The NV-196 and NV-143 License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of NV-196 and NV-143 products in the field of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications.

The Company is obligated to continue current and undertake further clinical trials of NV-196 and NV-143, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally. The Company must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of NV-196 and NV-143 products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compounds, trial protocols, results of clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the NV-196 and NV-143 products which are made or acquired by either party.

The Company may not sub-license, sub-contract or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize NV-196 and NV-143 products under the NV-196 and NV-143 License Agreement in any manner that the Company thinks fit so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations. The Company must also comply with reasonable direction given to the Company by Novogen, act in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen and otherwise act in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $1,000,000 to Novogen in May 2006 which was the first lump sum license fee payment due under the terms of the NV-196 and NV-143 License Agreement. Future amounts payable to Novogen under the terms of the NV-196 and NV-143 License Agreement are as follows:

1. MEPL must pay to Novogen the following milestone license fees upon the occurrence of the corresponding milestone as detailed below:

(a) the first licensed product containing NV-196 to reach a milestone as described below; and

(b) the first licensed product containing NV-143 to reach a milestone as described below.

The milestone license fees are:

(i) $1,000,000 on the date an investigational new drug application (“IND”) for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event does not occur before March 31, 2008 then this amount will be due on this date. The amount of $1,000,000 was paid to Novogen on March 31, 2008 under the terms of this agreement;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event does not occur before June 30, 2009, then this amount will be due on this date. The amount of $2,000,000 was paid to Novogen on June 30, 2009 under the terms of this agreement;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event does not occur before December 31, 2011, then this amount will be due on this date; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event does not occur before December 31, 2013, then this amount will be due on this date.

2. MEPL must pay Novogen 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate is reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country.

3. Minimum royalties of $3,000,000 per year are payable following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Termination

The Company may terminate the NV-196 and NV-143 License Agreement at any time by giving three months’ notice to Novogen. The Company may also terminate the NV-196 and NV-143 License Agreement if Novogen commits a breach of any of its material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the NV-196 and NV-143 License Agreement if the Company commits a breach of any of the Company’s material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the NV-196 and NV-143 License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

As the NV-196 and NV-143 License Agreement may be terminated without penalty by MEPL by giving three months notice, the license fees due thereunder are recognized as an expense when the milestone event occurs.

License Agreement for NV-128

On August 4, 2009, MEPL entered into a third license agreement with Novogen Research pursuant to which Novogen Research granted to MEPL an exclusive, worldwide, non-transferable license under its patents and patent applications and in the intellectual property rights related to its know how to conduct clinical trials, commercialize and distribute NV-128 (the “NV-128 License Agreement”). The NV-128 License Agreement covers the use of NV-128 in the Field. The NV-128 License Agreement remains in effect until (i) the expiration or lapsing of the last relevant patents or patent applications in the world or (ii) Novogen Research’s assignment to MEPL of the last relevant patents or patent applications in the world so that MEPL may assume the filing, prosecution and maintenance of such patents or patent applications. Thereafter, the NV-128 License Agreement becomes a non-exclusive, perpetual and irrevocable license covering any remaining intellectual property rights related to the know how with respect to NV-128.

MEPL is obligated to undertake clinical trials of NV-128, and is responsible for paying for all materials necessary to conduct such clinical trials. MEPL must conduct all such trials diligently and professionally. MEPL must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of NV-128. MEPL must also keep proper records of all clinical trials and allow Novogen Research to inspect those records.

All intellectual property rights in the compounds, trial protocols, results of clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by MEPL to Novogen Research and MEPL may not publish the results of clinical trials without the prior written consent of Novogen Research. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to NV-128 which are made or acquired by either party.

MEPL may not sub-license, sub-contract or engage agents without the prior written consent of Novogen Research. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen Research all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

MEPL may market and commercialize NV-128 in any manner that MEPL thinks fit so long as MEPL conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations. MEPL must also comply with reasonable direction given to MEPL by Novogen Research, act in a manner which MEPL considers to be most beneficial to the interests of MEPL and Novogen Research and otherwise act in good faith to Novogen Research. All advertising and promotional material must be submitted to Novogen Research for prior approval

Fees, Charges and Costs

1. MEPL paid $1,500,000 to Novogen Research in August 2009, which was the first lump sum license fee payment under the terms of the NV-128 License Agreement. Future amounts payable to Novogen Research upon the achievement of certain milestones are as follows:

(i) $1,000,000 on the date an IND for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event does not occur before December 31, 2011 then this amount will be due on this date;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event does not occur before December 31, 2012, then this amount will be due on this date;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event does not occur before December 31, 2014, then this amount will be due on this date; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event does not occur before December 31, 2017, then this amount will be due on this date.

Minimum royalties of $3,000,000 per year are payable following the date of first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

2. MEPL must pay Novogen Research 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate is reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country.

3. Minimum royalties of $3,000,000 per year are payable following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Termination

MEPL may terminate the NV-128 License Agreement at any time by giving three months’ notice to Novogen Research. MEPL may also terminate the NV-128 License Agreement if Novogen Research commits a breach of any of its material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen Research may terminate the NV-128 License Agreement if MEPL commits a breach of any of its material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen Research may also terminate the NV-128

License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen Research.

As the NV-128 License Agreement may be terminated without penalty by MEPL by giving three months notice, the license fees due thereunder are recognized as an expense when the milestone event occurs.

The Amended and Restated Manufacturing License and Supply Agreement

In September 2003, MEPL entered into an amended and restated manufacturing license and supply agreement (the “Manufacturing License and Supply Agreement”) with Novogen Laboratories Pty Limited (“Novogen Laboratories”) pursuant to which MEPL granted to Novogen Laboratories, an exclusive, non-transferable sub-license to manufacture and supply phenoxodiol to the Company in its primary manufactured form. The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Manufacturing License and Supply Agreement. See “Guarantee and Indemnity Agreement.” Novogen may not sublicense its rights or engage agents or subcontractors to exercise its rights or perform its obligations under the Manufacturing License and Supply Agreement without the Company’s prior written consent.

Supply of Phenoxodiol

The Company provides Novogen rolling quarterly forecasts of the Company’s estimated supply requirements for phenoxodiol, and issues purchase orders for phenoxodiol to Novogen specifying the volume of phenoxodiol required. Novogen must confirm the quantity that it is able to supply to fulfill the purchase order within five business days of receiving the purchase order. Novogen must then supply the volume of phenoxodiol it agreed to supply, and must otherwise use all reasonable endeavors to fulfill the purchase order. Novogen must manufacture and deliver phenoxodiol to the Company at a port nominated by the Company. Title to the phenoxodiol does not pass to the Company until the Company has paid the purchase price (as described below) and retention of title arrangements apply. The Company is not obligated to purchase any minimum amount of phenoxodiol from Novogen. The Company must also provide to Novogen at least one year’s advance written notice of the date on which the phenoxodiol product will be first offered for sale commercially.

If Novogen materially and persistently fails to supply the amount of phenoxodiol ordered by the Company by the required date, the Company may manufacture (or engage a third party, without Novogen’s consent, to manufacture) the amount of the shortfall of phenoxodiol until Novogen demonstrates that it is able to consistently supply phenoxodiol in accordance with the Company’s requirements. In this case, Novogen must take all reasonable steps to make available to the Company or the third party, on commercial terms, the know-how necessary to enable that manufacture to occur.

Fees and Charges

The purchase price for phenoxodiol supplied is the total costs to Novogen plus a mark-up of 50%. The purchase price may be adjusted quarterly by Novogen by reference to the actual costs referred to above for the preceding quarter. If at any time the Company does not pay any amount due to Novogen, Novogen may suspend the supply of phenoxodiol to the Company until payment is received. Interest accrues daily on the outstanding balance of all overdue amounts payable to Novogen under the Manufacturing License and Supply Agreement. At June 30, 2009, no amount was due and owing to Novogen under the Manufacturing License and Supply Agreement.

Manufacturing Developments and Improvements

Each party must disclose to the other any new developments, improvements and new know-how relating to the manufacture of phenoxodiol which are made or acquired by it during the term of the Manufacturing License and Supply Agreement. All intellectual property rights in developments, improvements and new know-how made or acquired by Novogen are to be assigned to the Company. The Company must provide to Novogen such technical information and assistance as Novogen reasonably requests in order to exercise its rights and perform its obligations.

Each party acknowledges that nothing in the Manufacturing License and Supply Agreement shall have the effect of transferring or assigning to Novogen any right, title or interest in any intellectual property rights in the phenoxodiol products licensed under the Manufacturing License and Supply Agreement.

Novogen agrees to notify the Company immediately on becoming aware of any infringement of the intellectual property rights in the licensed products or any claim by a third party that the activities of the parties under the Manufacturing License and Supply Agreement infringe such third party’s intellectual property rights. If required, Novogen agrees to be a party to any proceedings brought by the Company in relation to any infringement of intellectual property rights in the licensed products and also agrees, at the Company’s cost, to provide all reasonable assistance in relation to such proceedings and to execute such documents as the Company reasonably requires.

Novogen has taken the strategic decision not to manufacture commercial scale Active Pharmaceutical Ingredients (API) for cancer drugs, including phenoxodiol, as these can be more economically supplied by third parties with particular expertise in this area. The contract facilities that have been identified are FDA licensed, have a track record of large scale API manufacture and have already invested in capital and equipment. The Company has completed the novation to MEPL of contracts that Novogen had entered into with third parties to develop a scalable manufacturing method to ensure that sufficient quantities of phenoxodiol can be manufactured in compliance with cGMP (Current Good Manufacturing Practices) and to complete the analytical and stability work necessary for an NDA submission.

Termination

Either party may terminate the Manufacturing License and Supply Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Manufacturing License and Supply Agreement or breaches its obligations and does not cure such breach within twenty-one days notice. The Company may also terminate the Manufacturing License and Supply Agreement immediately if the Phenoxodiol License Agreement expires or is terminated. Novogen may also terminate the Manufacturing License and Supply Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

Limitation of Liability

The liability of Novogen for breach of conditions or warranties imposed by statute is limited to the replacement of goods, supply of equivalent goods, repair or replacement value of goods or the re-supply or payment for re-supply of services.

The Amended and Restated License Option Deed

In September 2003, Novogen Research granted MEPL, an amended and restated license option deed (the “License Option Deed”) which granted MEPL an exclusive first right to accept and an exclusive last right to match any proposed dealing by Novogen with its intellectual property rights with a third party relating to certain synthetic pharmaceutical compounds (other than phenoxodiol) developed by Novogen or its affiliates.

Option Compounds

The rights relate to all synthetic pharmaceutical compounds, known as option compounds, delivered or taken in all forms except topical applications (other than phenoxodiol, which is the subject of the license agreement), developed before or during the term of the License Option Deed, by or on behalf of Novogen or its affiliates, which have known applications in the Field.

Dealings in Option Compounds and Exercise of Rights

Novogen must not, and must ensure that its affiliates other than the Company do not, deal, solicit entertain or discuss dealings with any intellectual property rights in the Field or in relation to any option compounds without giving the Company an exclusive first right to accept and an exclusive last right to match any such dealing. If the Company exercises its first right to accept or last right to match, Novogen must deal with the intellectual property rights in favor of the Company on the terms and conditions proposed. The Company has fifteen business days to exercise those rights and, if the Company fails to do so, Novogen may deal with those intellectual property rights in favor of a third party provided that the terms are no more favorable to that third party than those first offered to the Company or which the Company declined to match.

Protection of Intellectual Property

Novogen must act in good faith toward the Company in relation to its obligations under the License Option Deed and must ensure that all persons involved in any research or development work in the Field in relation to option compounds assign all intellectual property rights relating to the option compounds to Novogen. Novogen must also ensure that its affiliates, other than the Company, do the same. Novogen continues to be solely responsible for the maintenance of any patent rights in the option compounds, which it may maintain and enforce at its sole discretion and expense.

Development Reports

Novogen must provide to the Company from time to time, and in no event less frequently than every six months, development reports relating to the clinical trials and development of option compounds, and must notify the Company immediately of any regulatory approvals granted and assessments made by any government agency.

Term and Termination

The term of the License Option Deed is sixteen years from the commencement date of the agreement, unless terminated earlier. The Company may terminate the License Option Deed at any time on three months’ notice to Novogen. Either party may terminate the License Option Deed immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement or breaches its obligations and does not cure such breach within twenty-one days notice.

Novogen may also terminate the License Option Deed immediately if a change of control, as defined in the license option License Option Deed, occurs without the consent of Novogen.

The Amended and Restated Services Agreement

In September 2003, Novogen, the Company and MEPL entered into an amended and restated services agreement (the “Services Agreement”) pursuant to which Novogen has agreed to provide a range of services to the Company, or ensure that its subsidiaries provide those services.

These services include providing general assistance and advice on research and development and commercializing phenoxodiol products and other compounds in which the Company may acquire intellectual property rights in the future, such as option compounds in relation to which the Company has exercised its rights under the License Option Deed.

Novogen’s obligations also include providing, within the agreed budgets described below, the Company’s needs with respect to secretarial, marketing, finance, logistics, administrative and managerial support. Novogen also plans, conducts and supervises pre-clinical and clinical trials with phenoxodiol and with other compounds in which the Company has intellectual property rights. Novogen provides scientific and technical advice on management of pre-clinical and clinical research programs undertaken by the Company and manages such research provisions. The Company has guaranteed the obligations of the Company’s subsidiary under the services agreement. See “Guarantee and Indemnity Agreement.”

Novogen may not sub-contract the provision of any part of the services without the Company’s prior written consent.

Fees for Services

The Company pays services fees to Novogen on a monthly basis in accordance with an agreed annual budget. At the beginning of each financial year Novogen prepares a budget estimate for the Company with respect to the percentage of time spent by Novogen’s employees and consultants in the provision of services to the Company in the previous financial year and any relevant considerations which are likely to influence the time spent for the following financial year. Each estimate must include the compensation paid by Novogen to each person expected to provide the services and the percentage of time Novogen expects those persons will spend on the Company’s business, the allocated on-costs attributable to each person, a premises rental charge and a charge for asset usage and general overheads. The total estimate is to be the sum of these charges plus a mark-up of 10%. The Company also pays Novogen’s reasonable out of pocket expenses incurred in providing the services to the Company. At the end of the fiscal year an adjustment is made to reflect actual costs incurred where they differ from budget.

Transactions giving rise to expenditures amounting to $2,264,000 were made under the Services Agreement with Novogen during the twelve months ended June 30, 2009. Of these amounts, $1,456,000, related to service fees paid to Novogen for research and development services, reflecting the time spent by Novogen research staff on the development of phenoxodiol, triphendiol and NV-143. Additionally, $808,000 of the total expenditures related to costs incurred for administration and accounting services provided by Novogen.

At June 30, 2009, $221,000 was due and owing to Novogen under the services agreement and is included in amounts due to related company.

Intellectual Property and Confidentiality

All intellectual property rights created by Novogen in the performance of the services for or at the request of the Company are licensed to the Company. Each party also has obligations to the other party to honor the other’s confidential information.

Termination

The Company may terminate its rights and obligations under the Services Agreement on three months’ written notice to Novogen. Either the Company or Novogen may terminate the Services Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Services Agreement, breaches its obligations and does not cure such breach within twenty-one days notice or if a change of control in the other party occurs. Novogen may also terminate the Services Agreement immediately if a change of control, as defined in the Services Agreement, occurs without the consent of Novogen.

Guarantee and Indemnity Agreement

In May 2002, the Company entered into a guaranty and indemnity agreement (the “Guaranty and Indemnity Agreement”) with MEPL, Novogen, Novogen Research and Novogen Laboratories pursuant to which the Company has guaranteed the payment and performance of the obligations of MEPL, to Novogen and its subsidiaries, Novogen Laboratories and Novogen Research, under the Phenoxodiol License Agreement, the Manufacturing License and Supply Agreement and the Services Agreement. Novogen has guaranteed the performance of the obligations of Novogen Research under the Phenoxodiol License Agreement and the obligations of Novogen Laboratories under the Manufacturing License and Supply Agreement to MEPL. Each of the Company’s and Novogen’s obligations in the guarantee and indemnity agreement are absolute, unconditional and irrevocable.

Indemnification

The Company and Novogen have each agreed to indemnity the other if either of the Company’s respective subsidiaries default in the performance of any obligation under the Phenoxodiol License Agreement, the Manufacturing License and Supply Agreement or the Services Agreement. The defaulting party must indemnify the other against all losses, liabilities and expenses, including legal expenses on a full indemnity basis, incurred, directly or indirectly, as a result of that default. The party in default must pay the amount of those losses, liabilities and expenses on demand to the non-defaulting party. Furthermore, if MEPL defaults on its payment obligations, the Company must pay that money as directed by Novogen.

Termination

The Guaranty and Indemnity Agreement is a continuing obligation, and remains in full force until all the guaranteed obligations have been irrevocably paid and performed in full.

AUDIT COMMITTEE REPORT

The Audit committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended June 30, 2009. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Audit Committee is comprised of Ms. Leah Cann (chairperson), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul Nestel, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee held 5 meetings during the fiscal year ended June 30, 2009.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO Kendalls A&A for the fiscal year ended June 30, 2009. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of the Company’s independent auditor’s audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No 61, as amended. The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

Ms. Leah Cann
Mr. Philip Johnston
Professor Bryan Williams
Professor Paul Nestel

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended June 30, 2009 and June 30, 2008 by BDO Kendalls A&A, the Company’s independent auditors and principle outside accountants and BDO Kendalls, the Company’s former independent auditors and principle outside accountants.

Audit Fees

There were $84,100 in audit fees billed by BDO Kendalls A&A for the fiscal year ended June 30, 2009. There were $111,700 in audit fees billed by BDO Kendalls for the fiscal year ended June 30, 2008. These fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

There were $2,600 in audit related fees billed by BDO Kendalls A&A for the fiscal year ended June 30, 2009 for professional services rendered in connection with the preparation of the Company’s Registration Statement on Form S-8. There were $23,500 in audit fees billed by BDO Kendalls for the fiscal year ended June 30, 2008 for professional services rendered in connection with the preparation of the Company’s Registration Statements on Form S-3.

Tax Fees

There were $7,200 in tax fees billed by BDO Kendalls A&A for the fiscal year ended June 30, 2009. There were $5,500 in tax fees billed by BDO Kendalls for the fiscal year ended June 30, 2008. Tax fees were incurred in connection with the preparation of tax returns.

All Other Fees

There were no other fees for the years ended June 30, 2009 or June 30, 2008.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent auditors. The policy requires pre-approval of all services rendered by the Company’s independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

The services provided for the fiscal year ended June 30, 2009 were 90% audit services, 3% audit related fees, 7% tax fees and 0% all other fees.

The services provided for the fiscal year ended June 30, 2008 were 79% audit services, 17% audit related fees, 4% tax fees and 0% all other fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended June 30, 2009, all reports were filed on a timely basis except for the report by Mr. Philip Johnston, a director of the Company, with respect to his purchase of 10,000 shares of Common Stock at a purchase price of $0.55 per share, in an off market transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the fiscal year ended June 30, 2009, the members of the Compensation Committee were Mr. Philip Johnston, Professor Bryan Williams, Mr. Stephen Breckenridge and Professor Paul John Nestel. Mr. Breckenridge was also a member of the Compensation Committee during the fiscal year ended June 30, 2009, however, he resigned as a member of the Board of Directors effective December 15, 2008. All of the Compensation Committee members during the fiscal year ended June 30, 2009 were non-employee directors and not former officers. No member of the Compensation Committee had any relationships requiring disclosure by the Company pursuant to the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company has served on the Compensation Committee of any other entity that has, or has had, one or more executive officers serving as a member of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. Philip Johnston
Professor Bryan Williams
Professor Paul John Nestel

CODE OF ETHICS

The Company has adopted a Code of Business and Ethics policy that applies to the Company’s directors and employees (including the Company’s principal executive officer and the Company’s principal financial officer), and has posted the text of the Company’s policy on its website at www.marshalledwardsinc.com.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in next year’s proxy statement, must submit such proposals in writing addressed to the Company’s Secretary and such proposals must be received at the Company’s executive offices at 140 Wicks Road, North Ryde Sydney NSW Australia 2113 no later than the close of business on June 26, 2010. Stockholder proposals for presentation at next year’s annual meeting which are not submitted in accordance with Rule 14a-8, will be considered untimely if such proposals are not received by the Company’s Secretary by the close of business on September 9, 2010.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Investor Services LLC at P.O. Box A3504, Chicago, Illinois 60690-3504 or by telephone at (312) 360-5494. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

GENERAL

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.marshalledwardsinc.com or can be made available without charge upon written request to: Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia, Attention: Secretary.

OTHER INFORMATION

The Company will pay all costs, estimated at $22,000 in the aggregate, of soliciting proxies for the Annual Meeting. Computershare Investor Services, LLC, the Company’s transfer agent, is assisting the Company in the mailing of the proxies for an approximate fee of $545. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

David R. Seaton
Chief Financial Officer and Secretary
Marshall Edwards, Inc.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MARSHALL EDWARDS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
TUESDAY, DECEMBER 8, 2009
Please sign, date and return promptly in the enclosed envelope.
          The undersigned hereby appoints Christopher Naughton and David R. Seaton and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on Tuesday, December 8, 2009, at 1:00 p.m. (local time) at the offices of Morgan Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178, and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.
          This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEE FOR DIRECTOR LISTED AND (II) FOR THE RATIFICATION OF BDO KENDALLS AUDIT & ASSURANCE (NSW-VIC) PTY LTD AS INDEPENDENT AUDITORS.

MARSHALL EDWARDS, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

 A   Proposals — The Board of Directors recommends a vote FOR the listed nominee and FOR Proposal 2.

1.	Election of Director:	For	Withhold	+

	01 - Bryan Williams	☐	☐

		For	Against	Abstain
2.	Ratification of appointment of BDO Kendalls Audit &	☐	☐	☐
Assurance (NSW-VIC) Pty Ltd as independent auditors for
the fiscal year ended June 30, 2010
 B   Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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